UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Tiga Energy Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

May 2, 2011

To Our Stockholders:

We are pleased to invite you to attend the 2011 Annual Meeting of Stockholders of Tiga Energy Services, Inc. to be held at 10:30 a.m., Central Time, on June 27, 2011, at 204 East 6th Street, Austin, Texas 78701.  A notice of the meeting, proxy statement and form of proxy are enclosed with this letter.  During the meeting, we will report on our operations during 2010 and our plans for 2011.  At the Annual Meeting, we will act on the matters described in the accompanying Proxy Statement and there will be an opportunity to discuss other matters of interest to you as a stockholder.

We hope that you will be able to attend the meeting.  If you are unable to attend the meeting in person, it is very important that your shares be represented, and we request that you complete, date, sign and return the enclosed proxy at your earliest convenience.  If you choose to attend the meeting in person, you may, of course, revoke your proxy and cast your votes personally at the meeting.  We look forward to seeing you at the meeting.

Thank you for your ongoing support and continued interest in

Sincerely,

/s/ Michael W. Hathaway
Michael W. Hathaway
President and Chief Executive Officer

Tiga Energy Services, Inc.
401 Congress Ave., Suite 1540
Austin, TX 78701

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

The 2011 Annual Meeting of Stockholders, or Annual Meeting, of Tiga Energy Services, Inc. (the “Company”) will be held at 204 East 6th Street, Austin, Texas 78701 on June 27, 2011 at 10:30 a.m. Central Time for the purpose of considering and voting upon the following matters:

1.           To elect four members to the Board of Directors of our Company;

2.           To ratify the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.           To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The holders of record of the Company's common stock at the close of business on April 29, 2011 are entitled to notice of and to vote at the Annual Meeting.

This proxy statement and the enclosed proxy card are first being mailed to our stockholders on or about May 2, 2011.

Your vote is very important.  If you do not expect to attend our Annual Meeting in person, please sign, date and complete the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States.  Mailing your completed proxy will not prevent you from later revoking that proxy and voting in person at our Annual Meeting.  If you want to vote at our Annual Meeting but your shares are held by an intermediary, such as a broker or bank, you will need to obtain proof of ownership of your shares as of April 29, 2011 from the intermediary.

By Order of the Board of Directors

By: /s/ G, Mark Griffith
G. Mark Griffith
Corporate Secretary

This Notice of 2011 Annual Meeting and the attached Proxy Statement dated May 2, 2011 should be read in combination with the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010.  Collectively, these documents contain all of the information and disclosures required in connection with the 2011 Annual Meeting of Stockholders.  Copies of all these materials can be found at: 2011annualmeeting@tigaenergy.com.

PROXY STATEMENT
2011 Annual Meeting of Stockholders
to be held on June 27, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 27, 2011:

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (together, the “Proxy Materials”) are available on the internet at 2011annualmeeting@tigaenergy.com.

GENERAL INFORMATION

Why am I receiving these Proxy Materials?

The Company has made these Proxy Materials available to you on the Internet or, upon your request, has delivered printed versions of these Proxy Materials to you by mail, in connection with the Company’s solicitation of proxies for use at the Annual Meeting to be held on June 27, 2011 at 10:30 a.m., Central Time, and at any postponement(s) or adjournment(s) thereof.  These Proxy Materials were first sent or given to stockholders on May 2, 2011.  You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement as promptly as possible to ensure that your vote is counted at the Annual Meeting.  The Annual Meeting will be held at 204 East 6th Street, Austin, Texas 78701.

Why did I receive a notice in the mail regarding the Internet availability of Proxy Materials instead of a full set of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to its Proxy Materials via the Internet.  Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders.  All stockholders will have the ability to access the Proxy Materials on the website referred to in the Notice or to request to receive a printed set of the Proxy Materials.  Instructions on how to access the Proxy Materials over the Internet or to request a printed copy may be found in the Notice.  In addition, stockholders may request to receive Proxy Materials in printed form by mail or electronically by email on an ongoing basis.  The Company encourages stockholders to take advantage of the availability of the Proxy Materials on the Internet to help reduce the environmental impact of its annual meetings.

What is included in these materials?

These Proxy Materials include:

•	This Proxy Statement for the Annual Meeting; and
•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on April 7, 2011.
•	Amendment No. 1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2011
If you requested printed versions of these Proxy Materials by mail, these Proxy Materials also include the proxy card for the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

Stockholders will vote on three proposals at the Annual Meeting:

•	To elect four directors to the Company’s the Board of Directors to serve until the next annual meeting of stockholders and their successors are duly qualified;
•	To ratify the appointment of the Company’s independent registered public accounting firm, M&K CPAS, PLLC.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

(i)	FOR the election of all nominees for director;
(ii)	FOR ratification of M&K CPAS, PLLC as our independent registered public accounting firm; and
(iii)	in the discretion of the persons named in the enclosed proxy, on any other matters that may properly come before the Annual Meeting.

I share an address with another stockholder, and we received only one paper copy of the Proxy Materials. How may I obtain an additional copy of the Proxy Materials?

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.”  Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies.  Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials, please: (1) mail your written request to the Company at Frost Bank Tower, 401 Congress Avenue, Suite 1540, Austin, TX 78701 or (2) call the Company at (512) 687-3451.  Additional copies of the proxy materials will be sent promptly after receipt of your request.  Similarly, you may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

How can I get electronic access to the Proxy Materials?

The Notice will provide you with instructions regarding how to:

•	View on the Internet the Company’s Proxy Materials for the Annual Meeting; and
•	Instruct the Company to send future Proxy Materials to you by email.

The Company’s Proxy Materials are also available on the Company’s website at http://www.tigaenergy.com/2011annualmeeting or by emailing us at 2011annualmeeting@tigaenergy.com.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment.  If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials.  Your election to receive proxy materials by email will remain in effect until you terminate it.

Who may vote at the Annual Meeting?

Each share of the Company’s common stock has one vote on each matter.  Only stockholders of record as of the close of business on April 29, 2011 (the “Record Date”) are entitled to receive notice of, to attend and to vote at the Annual Meeting.  As of April 29, 2011, there were 5,364,000 shares of the Company’s Common Stock issued and outstanding, held by approximately 17 stockholders.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record.  If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company.  If you request printed copies of the Proxy Materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name.  If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

Directing your vote in this manner will not affect your right to vote in person if you decide to attend the Annual Meeting; however, you must first request a legal proxy from the beneficial owner.

If I am a stockholder of record of the Company’s shares, how do I vote?

There are four ways to vote:

In person.  If you are a stockholder of record you may vote in person at the Annual Meeting.  The Company will provide you with a ballot when you arrive at the Annual Meeting.  If you previously have submitted a completed proxy card and wish to revoke the prior proxy in order to change your vote at the meeting, you must execute a Revocation of Proxy form that will be available at the Annual Meeting

By Mail. If you request printed copies of the Proxy Materials by mail you may vote by proxy by filling out the proxy card and sending it back in the postage-paid envelope provided.
By Facsimile. Stockholders may use any facsimile machine or internet faxing service to transmit their voting instructions as described on the proxy card accompanying this Proxy Statement.
By email. Stockholders may transmit their voting instructions by email as described on the proxy card accompanying this Proxy Statement.

If do not plan to attend the meting in person and you intend to vote by proxy, we must receive the duly completed and signed proxy card by 5:00 p.m. on June 10, 2011.

If I am a beneficial owner of shares held in street name, how do I vote?

There are two ways to vote:

Through the Registered Owner. The entity that holds the shares in street name for you will contact you for instructions with respect to voting on the matters being considered at the Annual Meeting.
In person.  If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting you must obtain a legal proxy from the organization that holds your shares.  Please contact that organization for instructions regarding obtaining a legal proxy.

Please see the proxy for complete instructions on how to vote your shares.

What is the quorum requirement for the Annual Meeting?

The holders of a majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting for the transaction of business.  This is called a quorum.  Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you:

Are present and vote in person at the Annual Meeting; or
Have voted by properly submitting a proxy card.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

How are proxies voted?

All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What is the voting requirement to approve each of the proposals?

For Proposal No. 1, directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting and the nominee receiving the highest number of affirmative votes of the shares entitled to be voted for him will be elected as a director to serve until the next annual meeting of stockholders and his successor is duly elected and qualified.  Any stockholder submitting a proxy has a right to withhold authority to vote for a nominee by indicating this in the space provided on the proxy card.

Approval of Proposal No. 2, ratification of the appointment of M&K CPA, PLLC to audit the Company’s financial statements for the year ending December 31, 2011, requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting, assuming a quorum is present.

Effect of Not Submitting a Proxy Card; Broker Non-Votes

If your shares are held in your name, you must submit your proxy card (or attend the Annual Meeting in person) in order to vote on the proposals.

If your shares are held in street name and you do not vote your proxy, your broker may vote your shares on “routine” matters, or leave your shares unvoted.

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, in the absence of instructions from the beneficial owner of those shares, brokers may vote those shares on behalf of their clients with respect to “routine” matters (such as the ratification of auditors), but not with respect to non-routine matters (such as the election of a director).  If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes with respect to routine matters but not with respect to non-routine matters.  The “non-vote” with respect to non-routine matters is called a “broker non-vote.”  With respect to the annual meeting, Proposal No. 1 (election of director) is a non-routine matter and Proposal No. 2 (ratification of the appointment of our independent registered public accounting firm) is a routine matter.

Can I change my vote after submitting my proxy?

Yes.  You can revoke your proxy at any time before the final vote at our Annual Meeting.  If you are the record holder of your shares, you may revoke your proxy in any of the following three ways:

•	you may submit another properly completed proxy card with a later date;
•	you may send a written notice that you are revoking your proxy to the Company at the address set forth in this Proxy Statement; or
•	you may attend the Annual Meeting and vote in person (attendance at the meeting will not by itself revoke a previously granted proxy).

If you are a beneficial owner of shares held in street name, you may change your vote:

•	by submitting new voting instructions to your broker bank or nominee or
•
if you have obtained a legal proxy from the broker bank or nominee that holds your shares giving you the right to vote the shares by attending the Annual Meeting and voting in person (attendance at the meeting will not by itself revoke a previously granted proxy).

Who will serve as proxies?

The persons named as proxies, Michael Hathaway and Christopher Wilder, were selected by the Board and are officers of the Company.

Who will serve as the inspector of election?

G. Mark Griffith, the Corporate Secretary will serve as the inspector of election and will tabulate the votes.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting.  The final voting results will be tallied by the inspector of election and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Who is paying for the cost of this proxy solicitation?

The Company is paying the costs of the solicitation of proxies.  The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares held in street name for their expenses associated with:

Forwarding the Notice to beneficial owners;
Forwarding printed Proxy Materials by mail to beneficial owners who specifically request them; and
Obtaining beneficial owners’ voting instructions.

In addition to soliciting proxies by mail, certain of the Company’s directors, officers and regular employees, without additional compensation, may solicit proxies personally or by telephone, letter, facsimile or email on the Company’s behalf.  We may also engage a proxy solicitor to assist in the solicitation of proxies from stockholders.

How can I attend the Annual Meeting?

Attendance at the Annual Meeting is limited to stockholders as of the Record Date.  Admission to the Annual Meeting will be on a first-come, first-served basis.  Please email Michael Hathaway at mhathaway@tigaenergy.com if you plan to attend.  Registration will begin at 9:00 a.m., Central Time, on the date of the Annual Meeting, and each stockholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the Record Date.  Stockholders holding stock in brokerage accounts (“street name” holders) will also need to bring a copy of a brokerage statement reflecting stock ownership as of the Record Date.  The use of cell phones, smartphones, pagers, cameras, recording and photographic equipment and/or computers is not permitted in the meeting rooms at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of shares of our common stock as of April 29, 2011 by (i) each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known to us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group.  As of April 29, 2011, there were 5,364,000 shares of Tiga common stock outstanding, and the percentages in the table below were calculated based on such number of outstanding shares.  Unless otherwise indicated, the business address of each director and executive officer named below is c/o Tiga Energy Services, Inc., Frost Bank Tower, 401 Congress Avenue, Suite 1540, Austin, TX 78701.  Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.

Beneficial ownership is determined by the rules of the SEC and includes voting or investment power of the securities.  There are no outstanding options or other rights to acquire shares of our common stock.

	Beneficial Ownership

Holder	Number of Shares	Percent of Class

Michael Hathaway	1,250,000	23.86%
Christopher Wilder	1,250,000	23.86%
G. Mark Griffith	1,250,000	23.86%
Michael Noonan	252,000	4.81%
Jonathan Patton 2328 B Hartford Road Austin, TX 78703	1,125,000	21.47%
David Meck 2128 Wimberly Lane Austin, TX. 78735	783,000 (1)	14.60%
All directors and officers and as a group (4 persons)	4,002,000	76.39%

(1) Includes (i) 125,000 shares of common stock; (ii) 158,000 shares of common stock issuable upon the conversion of a convertible promissory note convertible in the discretion of the holder; and (iii) 500,000 shares of common stock issuable upon the exercise of common stock purchase warrants.

BOARD OF DIRECTORS

Our Board of Directors currently consists of four persons, each of whom serves for a term of one year expiring at the 2012 Annual Meeting of Stockholders.  Each of our directors has been nominated for reelection at the Annual Meeting.  Our bylaws permit the Board to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified.

Set forth below is a list of our current directors and the executive office(s) they hold with the Company:

Name	Age	Title

Michael Hathaway	51	Director, President and Chief Executive Officer

Christopher Wilder	41	Director, Chairman, Chief Operations Officer and Director

G. Mark Griffith	53	Director, Secretary and Executive Vice President of Sales and Business Development

Michael Noonan	52	Director, Treasurer and Chief Financial Officer

Relationships between Directors and Officers

None of our executive officers or directors or key employees is related by blood, marriage or adoption to any other director or executive officer.

Arrangements between Directors and Officers

To our knowledge, there is no arrangement or understanding between any of our officers and any other person pursuant to which the officer was selected to serve as an officer.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time, other than Michael Hathaway, our Chief Executive Officer and President, a description of which proceedings is set forth under his biographical information;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Board Meetings

The Board of Directors comprises four members.  During 2010, each director attended at least 75% of the meetings of the Board held during the period for which he has been a director.

Director Independence Determinations

As of the date of this proxy statement, our common stock is not listed or quoted on any exchange.  As such, we are not currently subject to corporate governance standards of listed companies, which require, among other things, that the majority of the board of directors be independent.  Since we are not currently subject to corporate governance standards relating to the independence of our directors, we choose to define an “independent” director in accordance with the NASDAQ Capital Market’s requirements for independent directors (NASDAQ Marketplace Rule 5605(a)(2)).  The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company.  Under the NASDAQ independence definition, none of our directors are considered independent directors.

Board Committees

The Company does not have and is not required to have a separately-designated standing audit committee, compensation committee or corporate governance or nominating committee.  The Board performs the required functions of each such committee, as required and permitted under applicable laws.  For example, the Board selects our principal independent accountant, establishes procedures for monitoring and submitting information or complaints related to accounting, internal controls and auditing matters, engages outside advisors and makes decisions related to funding the outside auditory and non-auditory advisors engaged by the Board.

Our management believes that it is premature to establish independent committees given our early stage of development.  Our management will consider adopting committee charters and forming committees as our business develops and independent directors join our Board of Directors.

Board Leadership Structure and Role in Risk Oversight

The Board does not have a formal policy on separating the roles of Chairman of the Board and Chief Executive Officer and, if separate, whether the Chairman of the Board should be a non-employee director or an employee.  The Board believes that no single, one-size fits all, board leadership model is universally or permanently appropriate.  The Board prefers to retain the flexibility to structure its leadership from time to time in any manner that is in the best interests of the Company and its stockholders.

We currently separate the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles and in the individuals serving in each role.  Separating these positions allows Mr. Hathaway, our Chief Executive Officer, President and chief technologist, to focus on our day-to-day business and developing the technologies upon which our business is being built, while allowing Mr. Wilder, the Chairman of the Board and Chief Operations Officer, to lead our Board in its fundamental role of providing advice to and oversight of management and setting our overall corporate strategy, strategic relationships and transactions intended to create long-term value for our stockholders.  Our Board believes that having separate positions is the appropriate leadership structure for our Company at this time and allows each of the positions to be carried out more effectively than if one person were tasked with both the day-to-day oversight of our business as well as leadership of our Board.

The Board of Directors is responsible for overseeing the overall risk management process at the Company.  Risk management is considered a strategic activity within the Company and responsibility for managing risk rests with executive management while the Board of Directors participates in the oversight of the process.  The oversight responsibility of our Board of Directors is enabled by management reporting processes that are designed to provide visibility to the Board of Directors about the identification, assessment, and management of critical risks.

Code of Ethics

We have adopted a corporate Code of Ethics that is administered by our corporate secretary.  We believe our Code of Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct, to provide full, fair, accurate, timely and understandable disclosure in public reports, to comply with applicable laws, to ensure prompt internal reporting of code violations, and to provide accountability for adherence to the code.  Our Code of Ethics provides written standards that are reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
•	Compliance with applicable governmental laws, rules and regulations;
•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
•	Accountability for adherence to the code.

A copy of the Code is available on the Investor Relations portion of our website at www.tigaenergy.com.  We will disclose any waiver from a provision of our code of ethics that applies to any of our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions that relates to any element of our code of ethics on our website.  We did not grant any waivers from the requirements of our Code of Ethics during the year ended December 31, 2010, or during the subsequent period from January 1, 2011, through the date of this Proxy Statement.

Related Party Transactions

There have been no material transactions, series of similar transactions or currently proposed transactions during 2010 in which we or our subsidiary was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years and in which any director or executive officer or any security holder who is known to us to own of record or beneficially more than 5% of our common stock, or any member of the immediate family or sharing the household  of any of the foregoing persons, had a direct or indirect material interest.

Interests of Directors and Officers in Matters to be Acted Upon

Other than the election of the nominated directors, no director or officer, or associate of any director or officer or any other person will receive extra or special benefit from the matters described herein which is not shared on a pro rata basis by all other holders of securities of the same class in accordance with their respective interests.  If approved by our stockholders, our officers and directors will be eligible to participate in the Plan on the same terms and conditions as all of our eligible participants and will not receive any extra or special benefit by participating in such plan that is not shared by each plan participant.

Compensation of Directors

No member of the Board of Directors received any compensation for his services as a director during the fiscal year ended December 31, 2010.  The Board has not established a policy for compensating directors but expects to do so at such time as an independent director joins our Board.

Advisory Board

We have established an Advisory Board, comprised of individuals who have the background and experience to assist us in evaluating our industry, business strategies and development.  While members of the Advisory Board do not participate in managing our operations, they provide us with advice, insights, contacts and other assistance based on their extensive industry experience and involvement in areas of activity that are strategic to us.  We communicate with our advisors through individual meetings, phone conferences and we intend to establish annual advisory meetings.

Set forth below is a brief description of the experience each member of the Advisory Board offers our Company:

Scott Bradner: Mr. Bradner is Harvard University’s Technology Security Officer in the Office of the Provost.  He works with the university to address technology-related privacy and security challenges and provides technical advice and guidance on issues relating to the Harvard data networks and new technologies to Harvard's CIO. He is the founder of the Harvard Network Device Test Lab.  From 1993 through 2003, Mr. Bradner served in a number of roles in the Internet Engineering Task Force.  He was an elected trustee of the Internet Society (1993-1999), where he currently serves as the Secretary to the Board of Trustees.  Mr. Bradner is also a trustee of the American Registry of Internet Numbers (ARIN).

Gregory R. Brown: Mr. Brown is the former President and COO at power electronic and control systems company Xantrex.  Prior to that Brown spent nine years with electrical distribution & industrial control and automation firm Schneider.  Most recently, he was the President of Schneider Mid-Americas and was responsible for all business aspects in Mexico, Central America, Columbia, Venezuela and the Caribbean, and export sales from the US to Latin America. Previously, he was President & CEO of Schneider Canada Inc.

Rajan Chudgar: Raj Chudgar is currently a Principal at SunGard Consulting Services.  Previously, Mr. Chudgar held project Principal positions at Fortegra and Black and Veatch.  He served as a Director for at the Electric Reliability Council of Texas (ERCOT), focusing on the Nodal Market Redesign project.  Mr. Chudgar brings a broad spectrum of business and IT software development expertise in the utility and oil and gas industries.

Michael Conroy: Former General Manager of Freescale’s Semiconductor Microcontroller solutions group. Michael was responsible for directing strategy and business development activities for Freescale’s $2B Microcontroller division that included oversight and involvement in design, engineering, business development, equity financing and acquisitions.

Eric Harslem: Retired CTO & SVP of products and technology for Dell Computers. He has also held key executives positions at Apple including SVP of Desktop Division where he was responsible for all aspects of Apple’s Macintosh Desktop business.

Rod MacDonald: Rod MacDonald served as a Vice President of Finance at Dell, Inc. for almost 10 years in a variety of business areas, including serving as Controller of Dell’s Public Business Segment which delivered in excess of 20% of the company’s operating income.  Mr. MacDonald also served as the key finance executive for Dell’s Canadian and Latin American operations.  Prior to his work with Dell, Rod was involved in a series of start-up companies, holding CFO positions at ichat/Acuity, the industry’s earliest commercial chat and instant messenger software, GaSonics, a developer of semiconductor process equipment and GRiD, a producer of ruggedized notebooks and pen-based computers.

Rick Henderson:  Mr. Henderson has over 30 years experience in the telecommunications and information systems industries.  Mr. Henderson has worked at senior levels in several large Fortune 500 companies as well as the CEO of several small, early stage companies.  He has taken two companies public on NASDAQ.  Prior to becoming CEO and founder of Vonova Corporation, an Internet based international telecommunications carrier, he served in various senior management roles including: President of Bestline in Austin, TX, COO of MIDCOM Communications; Senior Vice President and COO of WCT Communications; CEO of ITEC; Senior Vice President of AT&E Corporation; and President of Sprint’s $450 million Midwest Division from 1986-1988.

Phillip G. Hunt:  Mr. Hunt serves as a Chief Technology Advisor to Powergrid Communications.  Previously, he served as Chairman and CEO of Amperion Inc. a leading provider of Broadband Over Power Lines products and solutions.  He has held positions with Cisco, Nashoba Networks (acquired by Cisco in 1996) and Xedia Corp (acquired by Lucent).  Mr. Hunt has serves as a board member of the International Powerline Forum, later the International Powerline Communications Forum. Mr. Hunt was elected the founding Vice President of HomePlug® where he was a board member and an officer.

Thomas Neville: Thomas M. Neville is the Managing Executive of Northern Trust’s office located in Austin. Mr. Neville joined Northern Trust in 2003 after working fourteen years in the banking industry specializing in developing and managing relationships, real estate and complex lending.

EXECUTIVE OFFICERS

The following table sets forth certain information about our directors and executive officers:

Name	Age	Title

Michael Hathaway	52	President and Chief Executive Officer

Christopher Wilder	41	Chairman, Chief Operations Officer and Director

G. Mark Griffith	53	Secretary and Executive Vice President of Sales and Business Development

Michael Noonan	52	Treasurer and Chief Financial Officer

Each of our executive officers also is being nominated to serve as a director of the Company subject to their election at the Annual Meeting.  Biographical information relating to each of our officers is set forth under the heading PROPOSAL I – Nominees to Serve as Directors.

EXECUTIVE COMPENSATION

Compensation of Officers

The following table shows information concerning all compensation paid for services to the Company in all capacities during the years ended December 31, 2010 and 2009 to our executive officers:

Summary Compensation Table
Name (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (3)

Michael Hathaway, President and Chief Executive Officer	2010 2009	$98,626 $55,868	- -	- -	- -	- -	- -		$98,626 $55,868	(1)
Christopher Wilder, Chairman, Chief Operating Officer and Director	2010 2009	$69,873$34,083	- -	- -	- -	- -	- -		$69,873 $34,083	(2)
Mark Griffith Secretary and Vice President of Sales and Business Development	2010 2009	$10,000 $5,000	- -	- -	- -	- -	- -	- -	$10,000 $5,000	(3)
Michael Noonan, Treasurer and Chief Financial Officer	2010 2009	$-0- $-0-	- -	- -	- -	- -	- -	- -	$-0- $-0-	(4)

(1)	Does not include accrued compensation in the amount of $31,374 and $9,132 due to Mr. Hathaway for 2010 and 2009, respectively. .
(2)	Does not include accrued compensation in the amount of $60,126.75 and $30,917 due to Mr. Wilder for 2010 and 2009, respectively.
(3)	Does not include accrued compensation in the amount of $120,000 and $60,000 due to Mr. Griffith for 2010 and 2009, respectively.
(4)	Does not include accrued compensation in the amount of $130,000 and $65,000 due to Mr. Noonan for 2010 and 2009, respectively.

Employment Agreements

The Company is party to consulting agreements with four entities which makes available the services of the persons who serve as our executive officers.  The agreements are identical in every way (except as to the job title and description of the services to be rendered) and provide that the consultant will:

•	provide all services reasonably requested by the Company and as are generally associated with the duties commensurate with such person’s job title;

•	use their time, attention and best efforts to further the business and interests of the Company;

•	refrain from disclosing confidential information of the Company;

•	be entitled to receive as compensation up to the sum of $10,833.33 per month, in the discretion of the board of directors.

The consulting agreements are subject to termination upon the death or incapacity of the consultant; by the Company, without cause, upon thirty days’ written notice; by the Company, immediately, for cause; or by the consultant upon thirty days’ written notice.

We did not pay the full amount of the compensation due to the consultants under the consulting agreements and accrued all unpaid compensation.  We will pay the unpaid compensation at some date in the future in the mutual agreement of our Company and each consultant.

Outstanding Equity Awards at Fiscal Year End

No executive officer of the Company received any equity awards, including, options, restricted stock or other equity incentives during the fiscal year ended December 31, 2010.  There are no equity awards outstanding as of the date hereof.

Compensation of Directors

No member of the board of directors of either the Company or Tiga received any compensation for his services as a director during the fiscal year ended December 31, 2010.

Compensation of Advisory Board Members

We do not have a formal policy with respect to compensating members of our Advisory Board. We have agreed to grant the members of advisory board options to purchase an aggregate of 240,000 shares of common stock.  We have not made a formal grant of the options or established the exercise price or other terms of the options.

Compensation Plans

We have not adopted any compensation plans for the benefit of our employees, representatives or consultants.  The Company does not have outstanding any options, warrants or other rights outstanding that entitle anyone to acquire shares of capital stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors, and persons who beneficially own more than 10% of our common stock to file reports of securities ownership and changes in such ownership with the SEC.  Officers, directors and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to us, or written representations that no Form 5 filings were required, we believe that during the fiscal year ended December 31, 2010, all of our officers, directors and greater than 10% beneficial owners were in compliance with Section 16(a) filing requirements applicable to them.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The first item to be acted upon at the Annual Meeting is the election of four directors to our Board of Directors.  Each of the persons elected will serve a term of one year and until the election and qualification of his successor.  We are not aware of any material proceedings to which any of the nominee directors, or any associate of any such director, is a party adverse to us or has a material interest adverse to us or to any of our subsidiaries.  Each nominee has consented to being named as a nominee and to serve if elected.

Director candidates were nominated by the Board.  To date, it has not been necessary to engage a third party search firm to assist in identifying suitable candidates for directors.  The Board believes that our existing Board members and executive management have sufficient networks of business contacts to form a suitable candidate pool from which nominees may be identified in the future.

If any nominee should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by the Board.  The Board has no reason to believe that any nominee will decline to be a candidate or, if elected, will be unable or unwilling to serve.  The Company’s directors are elected by a plurality vote.  Unless authority is withheld, the persons named in the enclosed proxy will vote the shares represented by the proxies received for the election of the four nominees named below.

Nominees for Director to be Elected

Michael Hathaway has been the President, Chief Executive Officer and a director of our Company since the November 16, 2010 (the date on which the Company acquired its wholly owned subsidiary, Tiga Energy Services, Inc., a Texas corporation (“Tiga-Texas”), and has held identical positions with Tiga-Texas since that company’s inception in 2009.  Mr. Hathaway has been engineering cutting-edge, enterprise-class networks and systems for over fifteen years.  Since founding Tiga, Mr. Hathaway has been developing the company’s network service platform for the energy industry, a project he started in 2006.  In 2003, Mr. Hathaway founded Pico Innovations, a technology integrator and consulting firm for which he served as its chief executive officer and primary technology consultant until he organized Tiga.  During his tenure with Pico, he served as a technology advisor to a wide range of high technology companies, positioned clients for capital raising and represented investors as a high –tech due diligence advisor.  In this capacity he provided business and technology consulting to companies developing products in the enterprise security, business intelligence, converged (storage and data) enterprise LAN, and mobile wireless messaging markets. He also chaired a task force established by the Texas Center for Commercialization of Electric Technology (CCET) that assessed industry for needs for a common information model for area network controls and linkage to advanced utility meter systems.  From September 2000 through October 2003, he was a venture partner with Austin Ventures, where he performed technical and market due diligence for companies in various high tech sectors, including semiconductors, network infrastructure, communications, software and security practices.  From September 1999 to September 2000, Mr. Hathaway was the Chief Technical Officer of Agere, Inc., where he spearheaded network processor architecture and managed customer relations with the company’s largest clients (Cisco and Nokia).  In early 2000, Lucent MicroElectronics acquired Agere for $500 million.  Mr. Hathaway remained with Lucent MicroElectronics as the Director of Architecture for the Network Processor division where he worked with a team from Bell Labs to establish merged network processor architecture.  In October 1997, he co-founded IronBridge Networks, Inc., where he managed a 120 person engineering team with Internet protocol, telecommunications, network management and supercomputing expertise that developed a carrier class 1.4 Terabit router product.  IronBridge had established an early strategic relationship with Newbridge Networks, a Canadian company that pioneered data networking technologies.  At Ironbridge, Mr. Hathaway managed the company’s strategic customer relationships and took the lead in managing $80 million in venture financing.  From June 1996 through September 1997, he was a systems architect for BBN Systems & Technology where he managed a team of hardware and software developers that developed a 50GB Multigigabit Router that was funded by the Defense Advanced Research Projects Agency (DARPA), an agency of the U.S. Department of Defense responsible for the development of new technology for use by the military.  From 1980 through 1996, he served with an array of high-tech companies as a manager and software engineer.  On March 31, 2008, the United States Bankruptcy Court for the Western District of Texas entered an order under Chapter 7 of the United States Bankruptcy Code discharging Mr. Hathaway of his debts.  He filed the petition for relief after he became legally responsible to pay capital gains taxes incurred by his former wife upon her failure pay them.

We have concluded, based upon Mr. Hathaway’s technical, industry and general business experience, that he should serve as a director of our Company.

Christopher R. Wilder has been the Chairman, Chief Operating Officer and a director of our Company since November 16, 2010 and has served in the same capacities with Tiga-Texas since its inception.  Prior to co-founding Tiga-Texas, Mr. Wilder has over 20 years of experience in high-tech marketing, influencer relations, operations, sales and business development in the networking, telecommunications and software marketplaces.   In September 1998, he co-founded The Knowledge Capital Group, Inc., or KCG, a Texas-based management consulting company.  During his ten-year tenure with KCG, he developed an array of marketing and business strategy and positioning skills.  He developed relationships and cultivated accounts with numerous Fortune 500 clients around the world building influencer/industry analyst relations programs, creating positioning and strategy development, marketing campaigns, negotiating research contracts with analyst firms and training executives and sales forces to effectively interact with industry research companies.  In the course of employment with KCG, he developed channel partnerships with international venture capital and public relations firms.  Mr. Wilder has served as a strategic adviser to dozens of companies marketing organizations at companies including; Cisco, Siemens, Verizon, Microsoft, EDS, Motorola, SUN Microsystems, Xerox, Sprint, Nokia, Infosys and TATA.  He is a co-author of the book, Influencing the Influencers and his written articles that have appeared in the New York Times, Boston Globe, CEO Magazine and Harvard Business Review.  In 2009, Mr. Wilder was elected to serve on the City Council in Volente Texas where he is directing the efforts to upgrade the utility and telecommunications infrastructure.  Previously, he served on the Austin City Council's Bond Oversight Committee that directly oversaw over $700M in local municipal bond packages.  He also sits on the boards for several civic and private ventures.

We have concluded, based upon Mr. Wilder’s industry and general business experience, that he should serve as a director of our Company.

Mark Griffith has been the Secretary, Executive Vice President of Sales and Business Development and a director of our Company since November 16, 2010 and has served in the same capacities for Tiga-Texas since its inception.  For nearly three decades, Mr. Griffith has been developing sales and go-to-market strategies for high tech companies and all of the elements the business development process encountered by companies throughout the span of their life cycle.  He has built and managed relationships with customers and negotiated contracts.  Since 2002, he has been employed by Microwarehouse/CDW*G.  He was the Director-Eastern Region SLED Field Sales for Microwarehouse, where he developed company sales and go-to-market strategies. CDW*G acquired selected assets from Microwarehouse in 2003 which included the employment of Mr. Griffith.  From 1999 through 2002, Mr. Griffith was the chief executive officer of GriffMark Consulting, a private consulting firm that he owned, where he provided a range of business development services and, in several cases, acted as his clients’ principle executive sales and business development officer.  The preponderance of his clients were involved in Internet services and computer networking.  During 1997 and 1998, he served as the Senior Vice President – Sales and Corporate Development for SMART Technologies, an international CRM software firm, where he created business development and strategic planning documents, negotiated all third party contracts and developed the company’s relationship with Microsoft.  He was instrumental in assisting the company raise $24 million in capital and growing sales to $10 million per year.  During 1995 and 1996, he served as the Vice President of Sales of ichat/Acuity where he built relationships with Yahoo, Excite and Netscape, among others. During 1996 and 1997, he was the Senior Director of Strategic and OEM sales for Quarterdeck Corp.  From 1990 through 1995, Mr. Griffith was the Director of World Wide OEM Sales for Symantec, the world leader in computer utility products where he built and managed relationships with Microsoft, IBM, Iomega and others.

We have concluded, based upon Mr. Griffith’s industry and general business experience, that he should serve as a director of our Company.

Michael D. Noonan has been the Treasurer, Chief Financial and a director of our Company since November 16, 2010 and has served in the same capacities for Tiga-Texas since its inception.  Mr. Noonan has more than 20 years of corporate finance, corporate governance and investor relations experience with companies listed on the New York Stock Exchange, Nasdaq and the American Stock Exchange.  Since August 2005 Mr. Noonan has served as the Vice-President, Corporate of Sky Petroleum, an oil and gas exploration firm located in Texas.  In November 2005, he was appointed a Director of Sky Petroleum, subsequently appointed Corporate Secretary in April 2006 and was appointed interim Chief Financial Officer in August 2008.  Prior to joining Sky Petroleum, from May 2002 to February 2006, Mr. Noonan worked for Forgent Networks, a developer of workforce management software, where he most recently served as the Senior Director of Investor Relations.  From March 2000 to March 2002, he served as the Senior Vice President of Pierpont Communications, an investor and public relations firm. Mr. Noonan has also served as director of investor relations and corporate communications at Integrated Electrical Services, an electrical services company, and manager of investor relations and public affairs for Sterling Chemicals, a manufacturer of commodity chemicals.

We have concluded, based upon Mr. Noonan’s general business and financial experience, that he should serve as a director of our Company.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY CARD.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT ACCOUNTANTS

Our Board of Directors, acting in its capacity as the audit committee, has approved the retention of M&K CPAS PLLC (“M&K”), independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2011.

Pre-Approval Policies and Procedures

The Board of Directors is required to pre-approve the audit and non-audit services performed by the independent accountants in order to assure that the provision of such services does not impair the accountants’ independence.  The Board of Directors specifically pre-approves all audit fees, audit related fees, tax service fees and all other fees.

Audit Fees, Audit Related Fees, Tax Fees and All Other Fees

The following table sets forth the aggregate fees billed to the Company by M&K CPAS, PLLC for professional services rendered for the fiscal years ended December 31, 2010 and 2009:

	Fiscal Year Ended
	December 31, 2010	December 31, 2009
Audit Fees(1)	$3,500	$3,500
Audit-Related Fees	--	--
All Other Fees	--	--
Total Fees	$3,500	$3,500

(1) Includes services relating to the audit of the Company’s annual consolidated financial statements, review of quarterly financial statements, issuance of consents and review of documents filed with the SEC.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF M&K CPAS, PLLC, INDEPENDENT ACCOUNTANTS, TO AUDIT THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011 WHICH IS DESIGNATED AS PROPOSAL NO. 3 ON THE ENCLOSED PROXY CARD.

OTHER MATTERS

Communications to the Board of Directors

Our board of directors maintains a process for stockholders and interested parties to communicate with the board.  Stockholders may write to the board c/o Corporate Secretary, Tiga Energy Services, Inc., Frost Bank Tower, 401 Congress Avenue, Suite 1540, Austin, TX 78701.  Communications addressed to individual board members and clearly marked as stockholder communications will be forwarded by the Corporate Secretary unopened to the individual addressees.  Any communications addressed to the board of directors and clearly marked as stockholder communications will be forwarded by the Corporate Secretary unopened to the Chairman of the Board.

Stockholder Proposals

The Company does not currently provide a process for stockholders to present proposals for possible inclusion in the Company’s proxy materials for presentation at the next annual meeting of stockholders.  The Board of Directors expects to adopt an amendment to our Bylaws to be presented for the consideration and vote of our stockholders at the 2012 annual meeting of stockholders.

Tiga Energy Services, Inc. Frost Bank Tower 401 Congress Avenue Suite 1540 Austin, TX 78701
VOTE BY MAIL
Stockholders may mail their voting instructions provided the instructions are received by the Company no later than the day before the meeting date. To vote by mail: the stockholder should printout, mark, sign, and date his/her proxy card and return it to Tiga Energy Services, Inc., 401 Congress Ave., Suite 1540, Austin, TX 78701

VOTE BY FACSIMILE
Stockholders may use any facsimile machine or internet faxing service to transmit their voting instructions up until 5:00 p.m. Central Time the day before the meeting date.  To vote by fax: the stockholder should printout, mark, sign and date his/her proxy card; and fax it to (512)-287-4244.

VOTE BY EMAIL
Stockholders may transmit their voting instructions by email up until 5:00 p.m. Central Time the day before the meeting date.  To vote by email: the stockholder should printout, mark, sign, and date his/her proxy card; and scan and email a pdf copy of it to proxycard2011@tigaenergy.com.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

To Vote, Mark Blocks Below in Blue or Black Ink as Follows and Return the Entire Card Via the Instructions Above.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF TIGA ENERGY SERVICES, INC.(THE “COMPANY”)

Michael Hathaway, Christopher Wilder, or any of them, each with the power of substitution, are hereby authorized to represent and vote on the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the annual meeting of stockholders to be held on June 27, 2011, and any postponements or adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no directions are given, this proxy will be voted for the matters set forth below.  The proxy holders named will vote in their discretion on any other matter that may properly come before the meeting.

Items of Business

1.  Election of Directors – To elect a board of four directors to hold office for the ensuing year or until their successors are elected and qualified.  The Board of Directors recommends a vote FOR the listed nominees.

Nominees (alphabetical order):
01) Michael Hathaway
02) Christopher Wilder
03) G. Mark Griffith
04) Michael Noonan

FOR ALL	☐	WITHHOLD ALL	☐	FOR ALL EXCEPT	☐

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the nominees for which you wish to withhold your vote on the following line:

(continued on  following page)

2.  Ratification of Selection of Independent Auditors - To ratify the selection of M&K CPAS PLLC as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2011 (please check one):

FOR ALL	☐	WITHHOLD ALL	☐	ABSTAIN	☐

3.  To transact such other business as may properly come before the meeting.

Please indicate if you plan to attend this meeting.

YES	☐	NO	☐

FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Tiga Energy Services, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

I consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet
Yes ☐	No ☐

AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE:  Please sign your name(s) EXACTLY as your name(s) appear(s) on the Notice of Internet Availability.  All joint holders must sign.  When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature (Please Sign Within Box)	Date	Signature (Joint Owners, if applicable)	Date

Print Name		Print Name

Address		Address

(End Document)